NEWS RELEASE

For Release:    Immediately

Contact:    James Brunk, Chief Financial Officer
        (706) 624-2239

MOHAWK INDUSTRIES REPORTS Q1 RESULTS

Calhoun, Georgia, April 25, 2024 — Mohawk Industries, Inc. (NYSE: MHK) today announced first quarter 2024 net earnings of $105 million and earnings per share (“EPS”) of $1.64; adjusted net earnings were $119 million, and adjusted EPS was $1.86. Net sales for the first quarter of 2024 were $2.7 billion, a decrease of 4.5% as reported and 5.5% on a legacy and constant basis versus the prior year. During the first quarter of 2023, the Company reported net sales of $2.8 billion, net earnings of $80 million and EPS of $1.26; adjusted net earnings were $112 million, and adjusted EPS was $1.75.
Commenting on the Company’s first quarter results, Chairman and CEO Jeff Lorberbaum stated, “Though economic headwinds are impacting industry sales, margins and mix, our first quarter results reflected the positive effect of actions we are taking to enhance our performance. Our earnings per share rose year over year as a result of restructuring, productivity initiatives and benefits from lower cost raw materials and energy, partially offset by weaker pricing and mix.
Across our regions, market conditions remained similar to the prior quarter, with significant pricing and mix pressure due to industry competition for volume. Though slowing, the commercial channel continues to outperform residential. Residential remodeling remains soft due to low housing sales and the impact of inflation on discretionary spending. Retailers have reported that consumers are reluctant to initiate higher ticket projects, with flooring facing greater pressure since most replacements can be readily deferred.
Our teams remain focused on managing through the near-term environment, realizing sales opportunities, reducing controllable costs and completing restructuring initiatives. We continue to manage our production levels to align inventories with market demand. To stimulate sales, we are investing in new product introductions with enhanced features and merchandising that conveys the value of our collections. Given inflationary pressures in labor, benefits and other items, we continue to take additional actions to reduce our cost structure and improve productivity.

For the first quarter, the Global Ceramic Segment reported a 1.4% decline in net sales as reported, or a 5.0% decline on a legacy and constant basis, versus the prior year. The Segment’s operating margin was 4.7% as reported, or 5.0% on an adjusted basis, as a result of the unfavorable impact of price and product mix and foreign exchange headwinds, partially offset by lower input costs and productivity gains. Across the segment, our investments in new printing, polishing and rectifying technologies are delivering higher value styles and formats to improve our mix. We are introducing decorative innovations with new glazes, three-dimensional surfaces and updated artisanal mosaics. In the U.S., weather caused the suspension of operations at a number of our manufacturing facilities and service centers in January, impacting our cost and revenue. In addition, the U.S. ceramic tile industry has filed a petition against India in response to widespread dumping of ceramic tile in the U.S. market and expects tariffs between 400-800% plus additional duties for subsidies. Other countries where we operate are considering similar actions against India. In Europe, we are seeing robust growth in porcelain panel sales after our recent capacity expansion, and sales have also benefited from our new premium products. In Mexico and Brazil, we are optimizing our sales and improving our operations. We are implementing new distribution and product strategies in each country, so our brands complement each other in the marketplace.
During the first quarter, our Flooring Rest of the World Segment’s net sales decreased by 7.4% as reported, or 5.9% on a constant basis, versus the prior year. The Segment’s operating margin was 9.7% as reported, or 10.1% on an adjusted basis, as a result of the unfavorable impact of price and product mix, partially offset by lower input costs, less restructuring, higher sales volume and productivity gains. Our markets remained soft despite declining inflation. In the quarter, our volumes increased from the prior year’s low levels, which may be an indication of improving trends in our categories. Our results were impacted by pricing pressures as we passed through lower input costs in highly competitive markets. We have completed the restructuring of our residential LVT program with the savings we anticipated. The change is delivering substantial growth in sales of our rigid LVT, which is replacing our discontinued flexible products. In insulation, we have recently experienced material increases and are raising our prices accordingly. In our panels business, margins have declined from cyclically high comparisons due to the underutilization of industry capacity, partially offset by mix improvement in our decorative collections. We have announced selective price increases in panels to reflect rising material costs.
In the first quarter, our Flooring North America Segment sales declined 5.6% versus the prior year. The Segment’s operating margin was 5.0% as reported, or 5.3% on an adjusted basis, as a result of lower input costs and productivity gains, partially offset by the unfavorable impact of price and product mix. Sales improved through the quarter, though many retailers and some of our facilities were temporarily closed in January due to weather. Based on builder optimism, new single-family home sales should improve through the year, positively impacting our flooring business. Commercial sales continue to outperform residential, led by the specified hospitality, retail and government channels. Retailers are embracing our new residential product launches, including PetPremier carpet and our award-winning PureTech resilient planks. We are optimizing sales of our coordinated accessories and rubber trim business, and we are growing our non-woven business with new customers and product expansions. Our West Coast LVT facility is increasing production, and our Georgia LVT restructuring initiatives are being implemented.
The flooring industry appears to be at the bottom of this cycle, and we are managing the controllable aspects of our business to improve our results. We continue to reduce our costs through ongoing restructuring actions and additional productivity initiatives. We are aligning production with market demand to control working capital, which increases our unabsorbed overhead. To enhance sales and margins, we are upgrading our product offering with unique features and investing in new merchandising. This year we are completing our LVT, quartz countertop and premium laminate expansion projects to support our products with the greatest growth potential when the market recovers. Our other capital investments are focused on reducing cost, delivering product innovation or maintaining the business. Due to European vacation schedules, our second quarter sales are seasonally higher than the third quarter. Given these factors, we anticipate our second quarter adjusted EPS to be between $2.68 and $2.78, excluding any restructuring or other one-time charges.
Residential flooring sales should lead the recovery as consumer confidence improves, the housing market strengthens, and postponed remodeling projects are initiated. Existing home sales will normalize and are a meaningful catalyst for flooring since homeowners replace it more often before listing a property or soon after completing a purchase. Across our geographies, housing has not kept pace with household formations, and substantial home construction will be required for many years to satisfy those needs. Additionally, as homes age, increased remodeling investments are required to maintain property values. As the world’s largest flooring manufacturer, we expect to significantly benefit from our brand leadership, investments in new capabilities and recent acquisitions as the flooring market recovers. We have the products to inspire consumers, the infrastructure to deliver superior service and the balance sheet strength to invest in opportunities for the business.”

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ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, Eliane, Elizabeth, Feltex, GH Commercial, Godfrey Hirst, Grupo Daltile, IVC Commercial, IVC Home, Karastan, Marazzi, Mohawk, Mohawk Group, Mohawk Home, Pergo, Quick-Step, Unilin and Vitromex. During the past two decades, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Europe, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; identification and consummation of acquisitions on favorable terms, if at all; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; geopolitical conflict; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, April 26, 2024, at 11:00 AM Eastern Time
To participate in the conference call via the Internet, please visit http://ir.mohawkind.com/events/event-details/mohawk-industries-inc-1st-quarter-2024-earnings-call. To participate in the conference call via telephone, register in advance at https://dpregister.com/sreg/10188065/fc2a593c61 to receive a unique personal identification number. You can also dial 1-833-630-1962 (U.S./Canada) or 1-412-317-1843 (international) on the day of the call for operator assistance. A replay will be available until May 24, 2024, by dialing 1-877-344-7529 (U.S./Canada) or 1-412-317-0088 (international) and entering access code #5217402.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
(In millions, except per share data)	March 30, 2024	April 1, 2023

Net sales	$2,679.4	2,806.2
Cost of sales	2,029.9	2,162.8
Gross profit	649.5	643.4
Selling, general and administrative expenses	502.9	517.7
Operating income	146.6	125.7
Interest expense	14.9	17.1
Other (income) expense, net	(1.1)	(0.6)
Earnings before income taxes	132.8	109.2
Income tax expense	27.8	28.9
Net earnings including noncontrolling interests	105.0	80.3
Net earnings attributable to noncontrolling interests	—	0.1
Net earnings attributable to Mohawk Industries, Inc.	$105.0	80.2

Basic earnings per share attributable to Mohawk Industries, Inc.	$1.65	1.26
Weighted-average common shares outstanding - basic	63.7	63.6

Diluted earnings per share attributable to Mohawk Industries, Inc.	$1.64	1.26
Weighted-average common shares outstanding - diluted	64.0	63.8

Other Financial Information
	Three Months Ended
(In millions)	March 30, 2024	April 1, 2023
Net cash provided by operating activities	$183.7	257.3
Less: Capital expenditures	86.8	128.5
Free cash flow	$96.9	128.8

Depreciation and amortization	$154.2	169.9

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)	March 30, 2024	April 1, 2023
ASSETS
Current assets:
Cash and cash equivalents	$658.5	572.9
Short-term investments	—	150.0
Receivables, net	2,007.2	2,052.3
Inventories	2,527.7	2,729.9
Prepaid expenses and other current assets	528.3	556.0
Total current assets	5,721.7	6,061.1
Property, plant and equipment, net	4,885.1	4,946.0
Right of use operating lease assets	413.6	396.1
Goodwill	1,140.2	2,022.5
Intangible assets, net	853.8	893.0
Deferred income taxes and other non-current assets	517.1	444.8
Total assets	$13,531.5	14,763.5
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$931.5	1,056.5
Accounts payable and accrued expenses	2,079.3	2,155.4
Current operating lease liabilities	109.3	106.5
Total current liabilities	3,120.1	3,318.4
Long-term debt, less current portion	1,694.5	2,265.1
Non-current operating lease liabilities	321.8	304.1
Deferred income taxes and other long-term liabilities	747.3	770.2
Total liabilities	5,883.7	6,657.8
Total stockholders' equity	7,647.8	8,105.7
Total liabilities and stockholders' equity	$13,531.5	14,763.5

Segment Information
	As of or for the Three Months Ended
(In millions)	March 30, 2024	April 1, 2023

Net sales:
Global Ceramic	$1,044.8	1,059.3
Flooring NA	900.2	953.4
Flooring ROW	734.4	793.5
Consolidated net sales	$2,679.4	2,806.2

Operating income (loss):
Global Ceramic	$48.8	63.3
Flooring NA	45.0	(2.0)
Flooring ROW	70.9	75.2
Corporate and intersegment eliminations	(18.1)	(10.8)
Consolidated operating income	$146.6	125.7

Assets:
Global Ceramic	$4,978.1	5,499.4
Flooring NA	3,939.9	4,265.1
Flooring ROW	3,894.6	4,314.8
Corporate and intersegment eliminations	718.9	684.2
Consolidated assets	$13,531.5	14,763.5

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.
	Three Months Ended
(In millions, except per share data)	March 30, 2024	April 1, 2023
Net earnings attributable to Mohawk Industries, Inc.	$105.0	80.2
Adjusting items:
Restructuring, acquisition and integration-related and other costs	7.9	32.0
Inventory step-up from purchase accounting	—	3.3
Legal settlements, reserves and fees	8.8	1.0
Adjustments of indemnification asset	2.4	(0.9)
Income taxes - adjustments of uncertain tax position	(2.4)	0.9
Income tax effect of adjusting items	(2.9)	(4.6)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$118.8	111.9

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$1.86	1.75
Weighted-average common shares outstanding - diluted	64.0	63.8

Reconciliation of Total Debt to Net Debt
(In millions)	March 30, 2024
Short-term debt and current portion of long-term debt	$931.5
Long-term debt, less current portion	1,694.5
Total debt	2,626.0
Less: Cash and cash equivalents	658.5
Net debt	$1,967.5

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA
					Trailing Twelve
	Three Months Ended				Months Ended
(In millions)	July 1, 2023	September 30, 2023	December 31, 2023	March 30, 2024	March 30, 2024
Net earnings (loss) including noncontrolling interests	$101.2	(760.3)	139.4	105.0	(414.7)
Interest expense	22.9	20.1	17.4	14.9	75.3
Income tax expense	26.8	15.0	14.2	27.8	83.8
Net (earnings) loss attributable to noncontrolling interests	—	(0.2)	0.1	—	(0.1)
Depreciation and amortization(1)	156.6	149.6	154.2	154.2	614.6
EBITDA	307.5	(575.8)	325.3	301.9	358.9
Restructuring, acquisition and integration-related and other costs	33.7	47.6	6.0	5.4	92.7
Inventory step-up from purchase accounting	1.3	(0.1)	—	—	1.2
Impairment of goodwill and indefinite-lived intangibles	—	876.1	1.6	—	877.7
Legal settlements, reserves and fees	48.0	43.5	(4.7)	8.8	95.6
Adjustments of indemnification asset	(0.1)	(1.9)	(0.1)	2.4	0.3
Adjusted EBITDA	$390.4	389.4	328.1	318.5	1,426.4

Net debt to adjusted EBITDA					1.4
(1)Includes accelerated depreciation of $8.0 for Q2 2023, ($0.5) for Q3 2023, $2.6 for Q4 2023 and $2.4 for Q1 2024.

Reconciliation of Net Sales to Adjusted Net Sales
	Three Months Ended
(In millions)	March 30, 2024	April 1, 2023
Mohawk Consolidated
Net sales	$2,679.4	2,806.2
Adjustment for constant shipping days	16.8	—
Adjustment for constant exchange rates	4.4	—
Adjustment for acquisition volume	(47.8)	—
Adjusted net sales	$2,652.8	2,806.2

	Three Months Ended
	March 30, 2024	April 1, 2023
Global Ceramic
Net sales	$1,044.8	1,059.3
Adjustment for constant shipping days	5.4	—
Adjustment for constant exchange rates	3.8	—
Adjustment for acquisition volume	(47.8)	—
Adjusted net sales	$1,006.2	1,059.3

Flooring ROW
Net sales	$734.4	793.5
Adjustment for constant shipping days	11.4	—
Adjustment for constant exchange rates	0.6	—
Adjusted net sales	$746.4	793.5

Reconciliation of Gross Profit to Adjusted Gross Profit
	Three Months Ended
(In millions)	March 30, 2024	April 1, 2023
Gross Profit	$649.5	643.4
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	5.5	29.1
Inventory step-up from purchase accounting	—	3.3
Adjusted gross profit	$655.0	675.8

Adjusted gross profit as a percent of net sales	24.4%	24.1%

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
	Three Months Ended
(In millions)	March 30, 2024	April 1, 2023
Selling, general and administrative expenses	$502.9	517.7
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(2.4)	(3.1)
Legal settlements, reserves and fees	(8.8)	(1.0)
Adjusted selling, general and administrative expenses	$491.7	513.6

Adjusted selling, general and administrative expenses as a percent of net sales	18.4%	18.3%

Reconciliation of Operating Income (Loss) to Adjusted Operating Income (Loss)
	Three Months Ended
(In millions)	March 30, 2024	April 1, 2023
Mohawk Consolidated
Operating income	$146.6	125.7
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	7.9	32.2
Inventory step-up from purchase accounting	—	3.3
Legal settlements, reserves and fees	8.8	1.0
Adjusted operating income	$163.3	162.2

Adjusted operating income as a percent of net sales	6.1%	5.8%

Global Ceramic
Operating income	$48.8	63.3
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3.9	0.7
Inventory step-up from purchase accounting	$—	2.9
Adjusted segment operating income	$52.7	66.9

Adjusted segment operating income as a percent of net sales	5.0%	6.3%

Flooring NA
Operating income (loss)	$45.0	(2.0)
Adjustments to segment operating income (loss):
Restructuring, acquisition and integration-related and other costs	0.9	7.0
Legal settlements, reserves and fees	1.9	—
Adjusted segment operating income	$47.8	5.0

Adjusted segment operating income as a percent of net sales	5.3%	0.5%

Flooring ROW
Operating income	$70.9	75.2
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3.1	24.5
Acquisitions purchase accounting, including inventory step-up	—	0.4
Adjusted segment operating income	$74.0	100.1

Adjusted segment operating income as a percent of net sales	10.1%	12.6%

Corporate and intersegment eliminations
Operating (loss)	$(18.1)	(10.8)
Adjustments to segment operating (loss):
Restructuring, acquisition and integration-related and other costs	—	—
Legal settlements, reserves and fees	6.9	1.0
Adjusted segment operating (loss)	$(11.2)	(9.8)

Reconciliation of Earnings Before Income Taxes to Adjusted Earnings Before Income Taxes
	Three Months Ended
(In millions)	March 30, 2024	April 1, 2023
Earnings before income taxes	$132.8	109.2
Net earnings attributable to noncontrolling interests	—	(0.1)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related and other costs	7.9	32.0
Inventory step-up from purchase accounting	—	3.3
Legal settlements, reserves and fees	8.8	1.0
Adjustments of indemnification asset	2.4	(0.9)
Adjusted earnings before income taxes	$151.9	144.5

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
	Three Months Ended
(In millions)	March 30, 2024	April 1, 2023
Income tax expense	$27.8	28.9
Income taxes - adjustments of uncertain tax position	2.4	(0.9)
Income tax effect of adjusting items	2.9	4.6
Adjusted income tax expense	$33.1	32.6

Adjusted income tax rate	21.8%	22.6%

The Company supplements its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies. The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation; more or fewer shipping days in a period and the impact of acquisitions.
The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the Company's core operating performance. Items excluded from the Company's non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements, reserves and fees, impairment of goodwill and indefinite-lived intangibles, acquisition purchase accounting, including inventory step-up from purchase accounting, adjustments of indemnification asset, adjustments of uncertain tax position and European tax restructuring.